Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

March 18, 2024

Brian Kedzior
[***]
[***]

Brian,

Congratulations! Wheels Up is pleased to promote you to the position of Chief People Officer, effective March 18, 2024. You will continue to report to George Mattson, Chief Executive Officer. Your salary, effective March 4, 2024, will be $425,000 which will be included in the next regularly scheduled payroll after the role effective date.

As a member of the executive leadership team your annual bonus target will be 100% of salary. Your payment of a bonus under the plan is made on an annual basis, based upon Company performance against company and individual performance targets, and can be increased or decreased based on the actual results, your individual performance toward key performance indicators, and any other factors determined in the sole discretion of the Company.

You will be eligible for an Annual Equity Award. Currently, the Chief People Officer equity award target is 125% of salary. The actual award may be adjusted based on performance and is subject to the approval of the Compensation Committee of the Board of Directors.

In accordance with the Executive Flight Hours plan established by the Company, for 2024, you shall receive a total of twenty (20) flight hours on a King Air 350i. Five (5) hours will be deposited into your account at the beginning of each calendar quarter. Thereafter, you shall continue to receive (20) bonus hours of flight time on a King Air 350i in accordance with the Executive Flight Hours plan established by the Company, as may be amended from time to time.

Your benefits will remain the same. Your employment with Wheels Up Partners remains at will, meaning that you or Wheels Up Partners may end your employment at any time, for any or no reason and without penalty, as long as the reason for termination is not wrongful or discriminatory.

If you agree with this offer, please sign, and return no later than March 22, 2024. Wheels Up Partners reserves the right to modify or rescind this offer at any time and for any reason.
601 West 26th Street, New York, NY 10001

+1 212 257 5252 | www.wheelsup.com

Sincerely,

/s/ George Mattson
George Mattson

Chief Executive Officer
Wheels Up

Acknowledged and agreed.

/s/ Brian Kedzior
Signature

Brian Kedzior
Name

March 18, 2024
Date

601 West 26th Street, New York, NY 10001

+1 212 257 5252 | www.wheelsup.com